UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2007 (November 19, 2007)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Gaylord Entertainment Company (“GEC”), a Delaware corporation, entered into an Agreement of Purchase and Sale dated as of November 19, 2007 (the “Purchase Agreement”), with LCWW Partners, a Texas joint venture, and La Cantera Development Company, a Delaware corporation (collectively, “Sellers”), to acquire the assets related to the Westin La Cantera Resort, located in San Antonio, Texas, as well as approximately 90 acres of undeveloped land adjacent thereto.
     The purchase price payable by GEC under the Purchase Agreement is $252,500,000, payable in cash at closing, which amount is subject to certain adjustments at closing (based upon, among other items, the amount of certain assets acquired by, and the amount of certain liabilities assumed by, GEC). In addition, GEC will be required to pay a termination fee in an amount not to exceed $3,260,000 at closing in connection with the termination of the current management agreement for the La Cantera Resort.
     Under the terms of the Purchase Agreement, GEC was required to pay a deposit of $5,000,000 upon the signing of the Purchase Agreement. The Purchase Agreement provides that GEC will have a due diligence review period during the 35 days following the date of the Purchase Agreement, and that if GEC elects to terminate the Purchase Agreement during this 35-day period based on its due diligence review or for any other reason, it will not receive back its deposit (provided that the Purchase Agreement allows GEC to receive back part or all of its deposit if it terminates during this period under certain specified circumstances). In the event that GEC does not terminate the Purchase Agreement during this 35-day period, it is required to make an additional $5,000,000 deposit at the end of such period. The Purchase Agreement provides that GEC’s full $10,000,000 deposit will thereafter be non-refundable if the transaction does not close except under certain specified circumstances as provided in the Purchase Agreement, such as if Sellers default under the Purchase Agreement (this deposit will be credited toward the purchase price if the transaction closes).
     The Purchase Agreement contains various representations and warranties and covenants and related indemnification obligations. The transaction is subject to various closing conditions, and, subject to the satisfaction (or waiver) of such closing conditions, is scheduled to close in the first quarter of 2008.
     On November 26, 2007, GEC issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by this reference.
ITEM 7.01 REGULATION FD.
     On November 26, 2007, GEC issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
            (d) Exhibits
10.1	Purchase and Sale Agreement dated as of November 19, 2007 by and among Gaylord Entertainment Company, LCWW Partners and La Cantera Development Company*

99.1	Press Release of Gaylord Entertainment Company dated November 26, 2007.

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Gaylord Entertainment Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: November 26, 2007	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

10.1	Purchase and Sale Agreement dated as of November 19, 2007 by and among Gaylord Entertainment Company, LCWW Partners and La Cantera Development Company

99.1	Press Release of Gaylord Entertainment Company dated November 26, 2007